Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.30

AMENDMENT NO. 3

TO THE

APRIA HEALTHCARE GROUP INC.

DEFERRED COMPENSATION PLAN

The Apria Healthcare Group Inc. Deferred Compensation Plan (“the Plan”) is, by way of

clarification of the administration of the Plan, hereby amended in the following respects,

effective as of January 1, 2020:

1.    Section 12.1 of the Plan is hereby amended in its entirety to read as follows:

12.1 Committee Duties. The plan administrator of the Plan for purposes of ERISA (the “Plan Administrator”) is the Company. The administrative powers and duties of the Company as Plan Administrator are delegated to, and shall to the extent not otherwise exercised by the Company be carried out by, the Committee acting for the Plan Administrator. Such delegated powers and duties shall include, without limitation, those Committee powers and duties described in this Article 12 and/or elsewhere in the Plan, as it may be amended. The Committee shall consist, from time to time, of the Board, or such committee(s) as the Board or its delegates shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a unanimous written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

IN WITNESS WHEREOF, the foregoing Amendment, to be effective as provided above, has been executed on behalf of Apria Healthcare Group Inc. by the officer signing below.

APRIA HEALTHCARE GROUP INC.

/s/ Celina M. Scally
Celina M. Scally
SVP, Chief Human Resources Officer Date: March 10, 2020